SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 1, 2020

REGENCY CENTERS CORP
ORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)

Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive , Suite 114 Jacksonville , Florida	32202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code:
(904)
-
598-7000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.01 par value	REG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
 240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.
☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 1, 2020, Regency Centers Corporation (the “Company”) and Regency Centers, L.P. (the “Partnership”) entered into an amended and restated severance and change of control agreement with Michael J. Mas, the Company’s Executive Vice President, Chief Financial Officer (the “Agreement”). The following summary is qualified in its entirety by reference to the full text of the Agreement, which Agreement is filed as Exhibit 10.1 to this Form
8-K.
The Agreement expires on December 31, 2020 and automatically renews for successive additional one-year
terms unless either party gives written notice of
non-renewal
at least 90 days before the end of the current term. The following describes the compensation that will be payable to Mr. Mas on termination of employment.
If Mr. Mas is terminated without “cause” (as defined in the Agreement) or Mr. Mas terminates his employment for “good reason” (as defined in the Agreement), in either case other than in connection with a “change of control” (as defined in the Agreement), then Mr. Mas will receive an amount equal to the sum of (i) twelve months of base monthly salary in effect on the date employment terminates, (ii) one hundred percent of the average of the annual cash bonus, if any, paid with respect to the three calendar years prior to termination of employment and (iii) the replacement cost of twelve months of medical benefits. We will pay this amount in a lump sum on the first business day after 60 days following the separation from service, subject to any deferral required by Section 409A of the Internal Revenue Code. In addition, all outstanding unvested stock options, restricted stock awards or stock rights awards that vest solely on the basis of time will become vested on a pro-rated
basis, based on the portion of the vesting period that has elapsed on the date employment terminates. Outstanding performance share awards shall be earned on the termination date based on the level of achievement of the performance goals established for such awards as of such date, but then pro-rated
based on the portion of the performance period that has elapsed as of such termination date.
If Mr. Mas retires, or if he dies or leaves because of disability, all unvested stock options, restricted stock or stock rights awards that vest based on continued employment will vest immediately, and stock options will remain outstanding for three years following termination due to retirement or death, or one year following termination due to disability, or, if earlier, through the end of the original stock option’s term. Mr. Mas will remain eligible to receive performance shares awarded under our equity incentive plans before his termination if we achieve the stated performance goals during the remainder of the performance period, as if his employment had not terminated. To qualify for these benefits on retirement, Mr. Mas must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give us the required advance notice of retirement.
In the event Mr. Mas has not provided notice of retirement and a change of control occurs followed by termination by us without cause or by Mr. Mas for good reason within two years after the change of control, Mr. Mas will receive an amount equal to the sum of (i) twenty-four months of base monthly salary in effect on the date of termination, (ii) two hundred percent of the average of the annual cash bonus, if any, paid with respect to the three calendar years prior to termination of employment and (iii) the replacement cost of twenty-four months of medical benefits. We will pay this amount in a lump sum on the first business day after 60 days following the separation from service, subject to any deferral required by Section 409A of the Internal Revenue Code. In addition, all outstanding unvested stock options, restricted stock, stock rights awards and performance share awards granted on or after the change of control (at the greater of actual performance to-date
or target, for any awards subject to performance goals) will vest on the effective date of the general release of claims executed by Mr. Mas in favor of the Company, the Partnership and their affiliates. If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, Mr. Mas will either pay the excise tax or have his payments capped at a level so there would be no excise tax depending upon which option provides Mr. Mas with the greatest benefit on an after-tax
basis.

The Agreement also provides that all incentive-based compensation paid to Mr. Mas under the Agreement will be subject to the clawback policies of the Company and the Partnership and any other policies or requirements as may be required by law. In addition, the Agreement allows the Company to require Mr. Mas to provide consulting services to us for up to 20 hours a month during the six months after any termination of employment.
Item 9.01(d)	Financial Statements and Exhibits

Exhibit 10.1	2020 Amended and Restated Severance and Change of Control Agreement by and among Regency Centers Corporation, Regency Centers, L.P. and Michael J. Mas

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

January 7, 2020		By:	/s/ Barbara C. Johnston
Barbara C. Johnston, Senior Vice President and General Counsel

REGENCY CENTERS, L.P.

	By:	Regency Centers Corporation,
its general partner

January 7, 2020		By:	/s/ Barbara C. Johnston
Barbara C. Johnston, Senior Vice President and General Counsel

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